December 18, 2025

Dear FNF Shareholder:

On November 7, 2025, Fidelity National Financial, Inc. (“FNF”) announced that FNF’s board of directors approved a special stock distribution (the “Distribution”) to FNF shareholders of approximately 16 million shares of common stock of F&G Annuities & Life, Inc. (“F&G”) owned by FNF, representing approximately 12% of the outstanding shares of F&G common stock. Following the Distribution, FNF will retain control of F&G through an approximate 70% ownership stake. By retaining ownership of F&G, we intend to continue to benefit from F&G’s growth while also highlighting the substantial equity value that has been and is expected to continue to be created by F&G.

The Distribution will be made on December 31, 2025 (the “Distribution Date”) to FNF shareholders of record as of 4:30 p.m. ET on December 17, 2025 (the “Record Date”). The Distribution will consist of a pro rata common stock distribution of 16,280,204 shares of F&G common stock to FNF shareholders as of the Record Date. As of the Record Date, FNF had 271,336,723 shares of its common stock, par value $0.0001 per share, outstanding. Based on such number, FNF shareholders will receive six shares of F&G common stock for every 100 shares of FNF common stock held as of the Record Date.

No fractional shares of F&G common stock will be distributed in the Distribution. Instead, FNF shareholders will receive cash in lieu of any fraction of a share of F&G common stock that they otherwise would have received. The Distribution of F&G common stock, and any cash in lieu of fractional shares, will be structured as a taxable distribution that is expected to be treated as a dividend to FNF shareholders for U.S. federal income tax purposes.

No vote of FNF shareholders is required for the Distribution. You do not need to pay any consideration, exchange or surrender your existing FNF common stock, or take any other action to receive your shares of F&G common stock.

I encourage you to read the attached Information Statement, which is being provided to all FNF shareholders who held common stock as of the Record Date. The Information Statement describes the Distribution in detail and contains important business information about F&G.

The Distribution reflects my confidence in F&G’s long-term prospects and is intended to unlock shareholder value by enhancing market liquidity and broadening investor access to shares of F&G common stock. We appreciate your continued support of FNF, and look forward to your support of both FNF and F&G.

Sincerely,

Michael J. Nolan
Chief Executive Officer
Fidelity National Financial, Inc.

INFORMATION STATEMENT

This Information Statement is being furnished in connection with the special stock distribution (the “Distribution”) by Fidelity National Financial, Inc. (“FNF”) to FNF shareholders of 16,280,204 shares of common stock of F&G Annuities & Life, Inc. (“F&G”) owned by FNF, representing approximately 12% of the outstanding shares of F&G common stock. To implement the Distribution, FNF will distribute shares of F&G common stock on a pro rata basis to FNF shareholders.

For every 100 shares of FNF common stock you hold of record as of 4:30 p.m. ET on December 17, 2025 (the “Record Date”), you will receive six shares of F&G common stock. FNF expects the shares of F&G common stock to be distributed to you on December 31, 2025 (the “Distribution Date”).

No fractional shares of F&G common stock will be distributed in the Distribution. Instead, FNF shareholders will receive cash in lieu of any fraction of a share of F&G common stock that they otherwise would have received. The Distribution of F&G common stock, and any cash in lieu of fractional shares, will be structured as a taxable distribution that is expected to be treated as a dividend to FNF shareholders for U.S. federal income tax purposes.

No vote of FNF shareholders is required for the Distribution. You do not need to pay any consideration, exchange or surrender your existing FNF common stock, or take any other action to receive your shares of F&G common stock.

FNF shareholders of record as of the Record Date will receive account statements reflecting their ownership interest in shares of F&G common stock. F&G common stock distributed in the Distribution will be in book-entry form. FNF shareholders who hold their shares through brokers or other nominees will have their shares of F&G common stock credited to their accounts by their brokers or other nominees.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory authority has approved or disapproved these securities or determined if this Information Statement is truthful or complete. Any representation to the contrary is a criminal offense.

This Information Statement does not constitute an offer to sell or the solicitation of an offer to buy any securities.

The date of this Information Statement is December 18, 2025.

QUESTIONS AND ANSWERS ABOUT THE DISTRIBUTION

Why am I receiving this document?

FNF is delivering this document to you because you are a holder of FNF common stock. If you are a holder of FNF common stock as of the Record Date, you will be entitled to receive six shares of F&G common stock for every 100 shares of FNF common stock that you held as of the Record Date. This document will help you understand how the Distribution will affect your post-Distribution ownership in FNF and F&G, respectively.

What is the record date for the Distribution?

The record date for the Distribution was 4:30 p.m. on December 17, 2025.

When will the Distribution occur?

It is expected that all of the shares of F&G common stock included in the Distribution will be distributed by FNF on December 31, 2025 to holders of record of FNF common stock as of the Record Date.

What do FNF shareholders need to do to participate in the Distribution?

FNF shareholders as of the Record Date will not be required to take any action to receive F&G common stock in the Distribution. However, we urge you to read this entire Information Statement carefully. No shareholder approval of the Distribution is required. You are not being asked for a proxy. You do not need to pay any consideration, exchange or surrender your existing FNF common stock or take any other action to receive your shares of F&G common stock. The Distribution will not affect the number of outstanding shares of FNF common stock or any rights of FNF shareholders, although it may affect the market value of each outstanding share of FNF common stock.

How will shares of F&G common stock be delivered?

You will receive shares of F&G common stock through the same channels that you currently use to hold or trade FNF common stock, whether through a brokerage account or other channel. Receipt of shares of F&G common stock will be documented for you in the same manner that you typically receive shareholder updates, such as monthly broker statements.

If you own FNF common stock as of the Record Date, including shares owned in certificated form, FNF, with the assistance of Continental Stock Transfer & Trust Company (“CST”) will electronically distribute shares of F&G common stock to you or to your brokerage firm on your behalf in book-entry form. CST will mail you a book-entry account statement that reflects your shares of F&G common stock, or your bank or brokerage firm will credit your account for the common stock.

How many shares of F&G common stock will I receive in the Distribution?

FNF will distribute to you six shares of F&G common stock for every 100 shares of FNF common stock you held as of the Record Date.

Will FNF distribute fractional shares of F&G common stock in the Distribution?

No. FNF will not distribute fractional shares of F&G common stock in the Distribution. Fractional shares that FNF shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by CST. The aggregate net cash proceeds of these sales will be distributed pro rata (based on the fractional shares such holder would otherwise have been entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payments made in lieu of fractional shares. The Distribution of F&G common stock, and any cash in lieu of fractional shares, will be structured as a taxable distribution that is expected to be treated as a dividend to FNF shareholders for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders” for further information.

What is the expected date of completion of the Distribution?

As described above, it is expected that the shares of F&G common stock will be distributed by FNF on December 31, 2025, to the holders of record of FNF common stock on the Record Date. However, no assurance can be provided as to the timing of the Distribution.

What if I want to sell my FNF common stock or my F&G common stock?

You should consult with your own advisors, such as your stockbroker, bank or tax advisor.

Where will I be able to trade shares of F&G common stock?

F&G common stock will continue to trade on the NYSE after the Distribution under the symbol “FG.” F&G cannot predict the trading prices for its common stock before, on or after the Distribution Date.

What will happen to the listing of FNF common stock?

FNF common stock will continue to trade on the NYSE after the Distribution under the symbol “FNF.”

Will the number of FNF common stock that I own change as a result of the Distribution?

No. The number of shares of FNF common stock that you own will not change as a result of the Distribution.

What will be my tax basis in the F&G common stock received in the Distribution and my tax basis in my shares of FNF common stock following the Distribution?

Following the Distribution, you will have an initial tax basis for U.S. federal income tax purposes in the shares of F&G common stock received by you in the Distribution equal to the fair market value of those shares on the Distribution Date. Because the entire Distribution is expected to be treated as a taxable dividend to FNF shareholders for U.S. federal income tax purposes, your tax basis in your FNF common stock is not expected to be reduced by the Distribution. If, however, the fair market value of F&G common stock received by you on the Distribution Date (plus any cash received in lieu of fractional shares) were to exceed your allocable portion of FNF’s current and accumulated earnings and profits, then the basis in your shares would be reduced, but not below zero, by such excess. You should consult your own tax advisor about the particular consequences of the Distribution to you, including the application of federal, state, local and non-U.S. tax laws. See “Certain U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders” for further information.

What are the tax consequences to FNF of the Distribution?

The Distribution of F&G common stock will be treated as a taxable disposition by FNF for U.S. federal income tax purposes. FNF will generally recognize gain, but not loss, for U.S. federal income tax purposes equal to the excess of the fair market value of the distributed F&G common stock on the Distribution Date over FNF’s adjusted tax basis in the distributed F&G common stock.

In addition, following the Distribution, F&G and its subsidiaries will no longer be “affiliated” with FNF for U.S. federal income tax purposes and thus unable to join with FNF and its other subsidiaries in filing a consolidated federal income tax return for the taxable year starting after the Distribution Date.

Even though FNF will not currently realize any gain for U.S. federal income tax purposes on the shares of F&G common stock retained by FNF following the Distribution, FNF anticipates that it will need to record a deferred tax liability in its financial statements with respect to the difference between the book basis and tax basis of those retained shares of F&G common stock.

Are there risks associated with owning F&G common stock?

Yes. Ownership of F&G common stock is subject to both general and specific risks relating to F&G’s business, the management of F&G’s investment assets, the industry in which F&G operates (including economic conditions and market conditions), legal, regulatory and tax risks, F&G’s indebtedness and financing, F&G’s status as a publicly traded company and F&G’s ongoing contractual relationships with FNF. These risks are disclosed under “Item 1A. Risk Factors” in F&G’s Annual Report on Form 10-K for the year ended December 31, 2024, as well as under “Item 1A. Risk Factors” in F&G’s Quarterly Report on Form 10-Q for the periods ended June 30, 2025, and September 30, 2025.

Who will be the distribution agent, transfer agent, registrar and information agent for the F&G common stock?

The distribution agent, transfer agent and registrar for the F&G common stock is CST. For questions relating to the mechanics of the Distribution or matters relating to the subsequent transfer of F&G common stock, you should contact CST shareholder relations by phone: 800-509-5586, email: cstmail@continentalstock.com or mail:

Continental Stock Transfer & Trust Company
Attn: Shareholder Relations
1 State Street, 30th Floor
New York, NY 10004-1561

Where can I find more information about FNF and F&G?

Before the Distribution, if you have any questions relating to FNF’s business performance, you should contact:

Fidelity National Financial, Inc.
601 Riverside Ave.
Jacksonville, FL 32204
Email: Investors@fnf.com
Attn: Lisa Foxworthy-Parker, SVP of Investor & External Relations

After the Distribution, F&G shareholders who have any questions relating to F&G’s business performance should contact F&G at:

F&G Annuities & Life, Inc.
801 Grand Ave, Suite 2600
Des Moines, Iowa 50309
Email: Investor.relations@fglife.com
Attn: Lisa Foxworthy-Parker, SVP of Investor & External Relations

THE DISTRIBUTION
Overview

On November 7, 2025, the board of directors of FNF approved a special stock distribution to FNF shareholders of approximately 16 million shares of F&G common stock held by FNF, representing approximately 12% of the outstanding shares of F&G common stock. The Distribution will consist of a pro rata common stock distribution to FNF shareholders as of the Record Date. FNF intends to retain control of F&G through FNF’s approximate 70% ownership stake after the Distribution.

On December 18, 2025, FNF determined the final distribution ratio for the Distribution of six shares of F&G common stock for every 100 shares of FNF common stock held as of the Record Date. The Distribution will be made on the Distribution Date. However, there can be no assurance regarding the timeframe for completing the Distribution. Upon completion of the Distribution, FNF shareholders as of the Record Date are expected to own stock in both publicly traded companies.

No fractional shares of F&G common stock will be distributed in the Distribution. Instead, FNF shareholders will receive cash in lieu of any fraction of a share of F&G common stock that they otherwise would have received. The Distribution of F&G common stock, and any cash in lieu of fractional shares, will be structured as a taxable distribution that is expected to be treated as a dividend to FNF shareholders for U.S. federal income tax purposes.

No vote of FNF shareholders is required for the Distribution. You do not need to pay any consideration, exchange or surrender your existing FNF common stock, or take any other action to receive your shares of F&G common stock.

Rationale for the Distribution

FNF’s board of directors believes that the Distribution is in both companies’ best interest for a number of reasons, including the following:

Broadening Investor Access to Shares of F&G Common Stock

FNF believes that distributing additional shares of F&G common stock will expand the public float, improve trading liquidity and broaden access for institutional and retail investors to shares of F&G common stock, making shares of F&G common stock more readily available and potentially improving valuation efficiency.

When and How You Will Receive the Distribution

With the assistance of CST, FNF expects to distribute F&G common stock on the Distribution Date to all holders of outstanding FNF common stock as of the Record Date. CST will serve as the distribution agent in connection with the Distribution, and serves as transfer agent and registrar for F&G common stock.

If you own FNF common stock as of the Record Date, the shares of F&G common stock that you are entitled to receive in the Distribution will be distributed electronically, as of the Distribution Date, to you in direct registration form or to your bank or brokerage firm on your behalf. If you are a registered holder, CST will then distribute a direct registration account statement that reflects your shares of F&G common stock. If you hold your shares through a bank or brokerage firm, your bank or brokerage firm will credit your account for the shares.

Commencing on or shortly after the Distribution Date, if you hold physical share certificates that represent your FNF common stock and you are the registered holder of the shares represented by those certificates, the distribution agent will mail to you an account statement that indicates the number of shares of F&G common stock that have been registered in book-entry form in your name.

Most FNF shareholders hold their common stock through a bank or brokerage firm. In such cases, the bank or brokerage firm would be said to hold the shares in “street name,” and ownership would be recorded on the bank or brokerage firm’s books. If you hold your FNF common stock through a bank or brokerage firm, your bank or brokerage firm will credit your account for the F&G common stock that you are entitled to receive in the Distribution. If you have any questions concerning the mechanics of having shares held in “street name,” please contact your bank or brokerage firm.

Transferability of Shares of F&G Common Stock You Receive

Shares of F&G common stock distributed to holders in connection with the Distribution will be transferable without registration under the Securities Act of 1933 (the “Securities Act”). Securities held by F&G affiliates will continue to be subject to resale restrictions under the Securities Act. Persons who may be deemed to be F&G affiliates after the Distribution generally include individuals or entities that control, are controlled by or are under common control with F&G, which may include certain F&G executive officers, directors or principal shareholders, including FNF. F&G affiliates will be permitted to sell shares of F&G common stock only pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by Rule 144 under the Securities Act.

Number of Shares of F&G Common Stock You Will Receive

For every 100 shares of FNF common stock that you hold as of the Record Date, you will receive six shares of F&G common stock on the Distribution Date. F&G will not distribute fractional shares of its common stock in the Distribution. Fractional shares that you and other FNF shareholders would otherwise have been entitled to receive will be aggregated and sold in the public market by CST. The aggregate net cash proceeds of these sales will be distributed pro rata (based on the fractional shares such holder would otherwise have been entitled to receive) to those shareholders who would otherwise have been entitled to receive fractional shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the amounts of payments made in lieu of fractional shares. The Distribution of F&G common stock, and any cash in lieu of fractional shares, will be structured as a taxable distribution that is expected to be treated as a dividend to FNF shareholders for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Consequences of the Distribution to U.S. Holders.”

The Distribution will not affect the number of outstanding shares of FNF common stock or any rights of FNF shareholders.

Reason for Furnishing this Information Statement

This Information Statement is being furnished solely to provide information to shareholders of FNF who will receive shares of F&G common stock in the Distribution. It is not and is not to be construed as an inducement or encouragement to buy or sell any of F&G’s securities. The information contained in this Information Statement is believed by F&G to be accurate as of the date set forth on its cover. Changes may occur after that date and neither F&G nor FNF will update the information except in the normal course of their respective disclosure obligations and practices.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DISTRIBUTION TO U.S. HOLDERS

The following discussion is a summary of the anticipated U.S. federal income tax consequences of the Distribution of F&G common stock to U.S. Holders (as defined below) of FNF shares that hold those FNF shares as capital assets (generally, property held for investment purposes). This discussion is based on the Internal Revenue Code of 1986, as amended, (the “Code”), applicable Treasury Regulations thereunder, judicial and administrative interpretations and court decisions as in effect as of the date of this Information Statement, all of which may change, possibly with retroactive effect or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of FNF shares that is, for U.S. federal income tax purposes, (i) an individual that is either a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation) that is created or organized in or under the laws of the United States, or any State thereof, or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source or (iv) a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or if the trust validly elects to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion does not apply to holders subject to special rules, including persons who are not U.S. Holders, as well as brokers, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, tax-exempt organizations, insurance companies, regulated investment companies, banks, thrifts and other financial institutions, tax-exempt entities, persons liable for alternative minimum tax, persons that own or have owned, directly, indirectly or constructively at least 10% of the shares of FNF common stock by vote or value, persons that hold an interest in an entity that holds FNF shares or will hold F&G common stock, persons that hold FNF shares or will hold F&G common stock as part of a hedging, integration, conversion or constructive sale transaction or a straddle or other integrated transaction, persons that acquired their shares of FNF common stock through the exercise of an employee stock option or otherwise as compensation, U.S. expatriates or persons whose functional currency is not the U.S. dollar.

This discussion does not purport to be a complete analysis of all of the potential U.S. federal income tax considerations that may be relevant to U.S. Holders in light of their particular circumstances. Furthermore, it does not address any aspect of non-U.S., state, local or estate or gift taxation or the 3.8% Medicare tax imposed on certain net investment income. Each holder should consult its own tax advisor as to the U.S. federal, state, local, non-U.S. and any other tax consequences of the Distribution.

If a partnership or other pass-through entity or arrangement holds shares of FNF common stock, the U.S. federal income tax treatment of a partner, beneficiary or other stakeholder in such partnership or other pass-through entity or arrangement will generally depend on the status of that person and activities of that person and the partnership or other pass-through entity or arrangement. A partnership or other pass-through entity or arrangement holding shares of FNF common stock, and a partner, beneficiary or other stakeholder in such partnership or other pass-through entity or arrangement should consult its own tax advisor with regard to the U.S. federal income tax treatment of the Distribution.

We strongly urge FNF shareholders to consult their own tax advisors to determine shareholders’ particular U.S. federal, state or local or non-U.S. income or other tax consequences to them of the Distribution.

U.S. Federal Income Tax Consequences to FNF

The Distribution of F&G common stock will be treated as a taxable disposition by FNF for U.S. federal income tax purposes. FNF will generally recognize gain, but not loss, for U.S. federal income tax purposes equal to the excess of the fair market value of the distributed F&G common stock on the Distribution Date over FNF’s adjusted tax basis in the distributed F&G common stock. Gain recognized by FNF will generally increase FNF’s current earnings and profits for U.S. federal income tax purposes, which, as discussed below, will be relevant to the treatment of the Distribution to holders of shares of FNF common stock.
In addition, following the Distribution, F&G and its subsidiaries will no longer be “affiliated” with FNF for U.S. federal income tax purposes and thus unable to join with FNF and its other subsidiaries in filing a consolidated federal income tax return for the taxable year starting after the Distribution Date.

U.S. Federal Income Tax Consequences to U.S. Holders

The Distribution of F&G common stock will be treated as a taxable distribution for U.S. federal income tax purposes. An amount equal to the fair market value on the Distribution Date of F&G common stock received by a U.S. Holder (plus any cash received in lieu of fractional shares) will generally be treated as a taxable dividend to the extent of such U.S. Holder’s allocable portion of FNF’s current or accumulated earnings and profits (“E&P”) as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution received by the U.S. Holder exceeds the U.S. Holder’s allocable portion of FNF’s current and accumulated E&P, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis in its shares of FNF common stock, and thereafter as capital gain, which will be long-term capital gain if the U.S. Holder’s holding period for its shares of FNF common stock exceeds one year at the time of the Distribution. Based on FNF’s current estimates of its current and accumulated E&P, FNF anticipates that the entire amount of the Distribution will be treated as a dividend. Dividend income realized by individuals and certain other non-corporate U.S. Holders will generally be subject to taxation at the preferential rates applicable to long-term capital gains, provided applicable holding period requirements are met and certain other conditions are satisfied. Dividend income realized by U.S. Holders that are U.S. corporations will generally qualify for the dividends received deduction, provided that applicable holding period requirements are met and certain other conditions are satisfied.

Dividends that exceed certain thresholds in relation to a U.S. Holder’s tax basis in shares of FNF common stock could be characterized as “extraordinary dividends” under the Code. Certain non-corporate U.S. Holders who receive an extraordinary dividend will generally be required to treat any losses on the sale of shares of FNF common stock as long-term capital losses to the extent any such extraordinary dividends received by them with respect to their shares qualify for the preferential rates applicable to long-term capital gains. If a corporate U.S. Holder that has held shares of FNF common stock for two years or less before the dividend announcement date receives an extraordinary dividend, such holder will generally be required to reduce its tax basis in its shares of FNF common stock with respect to which such dividend was made by the non-taxed portion of such dividend (generally, an amount equal to the dividends received deduction). If the amount of the reduction exceeds the U.S. Holder’s tax basis in such shares of FNF common stock, the excess is treated as taxable gain.

In general, gain or loss will be recognized upon a sale or other disposition of shares of F&G common stock. The amount of such gain or loss will be the difference between the amount received in exchange for the shares of F&G common stock and the U.S. Holder’s adjusted basis in such shares. Following the Distribution, a U.S. Holder will have an initial tax basis in the shares of F&G common stock received in the Distribution equal to the fair market value on the Distribution Date of such shares and a new holding period that begins on the day of the Distribution. Such gain or loss will generally be treated as capital gain or loss if the U.S. Holder held such shares as capital assets and will generally be long-term capital gain if the U.S. Holder’s holding period for its F&G common stock exceeds one year at the time of the sale.

INFORMATION ABOUT F&G

Overview of F&G

F&G is a leading provider of insurance solutions serving retail annuity and life customers as well as institutional clients. F&G’s mission is to help people turn their aspirations into reality. As of December 31, 2024, F&G had approximately 731,000 policyholders who count on the safety and protection of F&G’s fixed annuity and life insurance products. F&G also serves approximately 115,000 plan participants who will receive their pension payments from F&G through F&G’s pension risk transfer solutions.

Through F&G’s insurance subsidiaries, including Fidelity & Guaranty Life Insurance Company and Fidelity & Guaranty Life Insurance Company of New York, F&G markets a broad portfolio of annuities, including fixed indexed annuities, registered index-linked annuities, multi-year guarantee annuities, as well as pension risk transfer solutions, indexed universal life insurance and institutional funding agreements.

F&G’s principal executive offices are located at 801 Grand Avenue, Suite 2600, Des Moines, Iowa 50309. General information about F&G can be obtained by visiting its corporate website at www.fglife.com.

Background of the Separation of F&G from FNF

On December 1, 2022, FNF completed its separation and initial distribution of approximately 15% of the shares of F&G common stock. As a result of the initial distribution, F&G became a separate, publicly traded company. On the same day, F&G common stock began trading on the NYSE under the symbol “FG.” Upon the completion of initial distribution, FNF owned approximately 85% of the outstanding shares of F&G common stock.

On November 7, 2025, FNF’s board of directors approved the Distribution to FNF shareholders of approximately 16 million shares of F&G common stock owned by FNF, representing approximately 12% of the outstanding shares of F&G’s common stock. Following the Distribution Date and as a consequence of the Distribution, FNF will reduce its ownership of F&G to approximately 70% of the outstanding shares of F&G common stock.

F&G Transfer Agent and Registrar

The transfer agent and registrar for F&G common stock is CST. Following the Distribution, all correspondence regarding F&G common stock should be sent to the following address:

Continental Stock Transfer & Trust Company
Attn: Shareholder Relations1 State Street, 30th Floor
New York, NY 10004-1561
Email: cstmail@continentalstock.com
Phone: 800-509-5586

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This Information Statement contains forward-looking statements that involve a number of risks and uncertainties. Statements that are not historical facts, including statements regarding our expectations, hopes, intentions or strategies regarding the future are forward-looking statements. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The risks and uncertainties which forward-looking statements are subject to include, but are not limited to: changes in general economic, business, political crisis, war and pandemic conditions, including ongoing geopolitical conflicts; consumer spending; government spending; the volatility and strength of the capital markets; investor and consumer confidence; foreign currency exchange rates; commodity prices; inflation levels; changes in trade policy; tariffs and trade sanctions on goods; trade wars; supply chain disruptions; weakness or adverse changes in the level of real estate activity, which may be caused by, among other things, high or increasing interest rates, a limited supply of mortgage funding or a weak U.S. economy; our potential inability to find suitable acquisition candidates; our dependence on distributions from our title insurance underwriters as a main source of cash flow; significant competition that F&G and our operating subsidiaries face; compliance with extensive government regulation of our operating subsidiaries, including regulation of title insurance and services and privacy and data protection laws; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Item 1A. Risk Factors” and other sections of FNF’s Annual Report on Form 10-K and F&G’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission made by both FNF and F&G.

WHERE YOU CAN FIND MORE INFORMATION

FNF and F&G are each subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, and accordingly, each company files registration statements, reports, proxy statements and other information with the SEC, including financial statements. If you would like more information about F&G, we urge you to read F&G’s reports filed with the SEC. You may review copies of F&G’s and FNF’s reports on the website maintained by the SEC at www.sec.gov.

F&G and FNF maintain websites that offer additional information about each company.
•Visit F&G’s website at https://www.fglife.com
•Visit our website at https://www.fnf.com

Information contained on any website referenced in this Information Statement is not incorporated by reference into this Information Statement. You should rely only on the information contained in this Information Statement or to which this Information Statement has referred you. FNF has not authorized any person to provide you with different information or to make any representation not contained in this Information Statement.